EXHIBIT 10.4

SUMMARY SHEET: MARGARET COUGHLIN RETENTION AGREEMENT

On June 6, 2007, CrossPoint Energy Company agreed to pay Margaret R. Coughlin, Controller, Principal Financial Officer and Secretary, a retention bonus of $25,000 in consideration of retaining her services through July 23, 2007.